2018 Railway Operating Revenues Analysis

Commodity and Period	Revenues ($ in millions)		Units (in thousands)	Revenue per Unit ($ per unit)	
First Quarter					
Chemicals	$	454	126.6	$	3,585
Agriculture products		357	129.9		2,744
Metals and construction		356	175.9		2,023
Automotive		243	102.8		2,362
Forest and consumer		195	70.9		2,755
Merchandise		1,605	606.1		2,647
Intermodal		678	1,049.2		647
Coal		434	249.1		1,743
Total	$	2,717	1,904.4		1,427
Second Quarter					
Chemicals	$	465	133.0	$	3,495
Agriculture products		379	137.4		2,759
Metals and construction		413	206.8		1,997
Automotive		253	104.7		2,421
Forest and consumer		208	73.6		2,825
Merchandise		1,718	655.5		2,621
Intermodal		714	1,091.8		654
Coal		466	273.6		1,704
Total	$	2,898	2,020.9		1,434
Third Quarter					
Chemicals	$	481	134.7	$	3,573
Agriculture products		388	136.8		2,837
Metals and construction		401	199.9		2,006
Automotive		245	98.4		2,486
Forest and consumer		222	76.0		2,929
Merchandise		1,737	645.8		2,690
Intermodal		746	1,116.2		669
Coal		464	255.8		1,812
Total	$	2,947	2,017.8		1,461
Fourth Quarter					
Chemicals	$	458	129.0	$	3,551
Agriculture products		390	134.8		2,895
Metals and construction		369	177.1		2,084
Automotive		250	98.0		2,550
Forest and consumer		217	72.8		2,968
Merchandise		1,684	611.7		2,752
Intermodal		755	1,118.5		675
Coal		457	255.0		1,792
Total	$	2,896	1,985.2		1,458
Year					
Chemicals	$	1,858	523.3	$	3,551
Agriculture products		1,514	538.9		2,809
Metals and construction		1,539	759.7		2,026
Automotive		991	403.9		2,453
Forest and consumer		842	293.3		2,870
Merchandise		6,744	2,519.1		2,677
Intermodal		2,893	4,375.7		661
Coal		1,821	1,033.5		1,762
Total	$	11,458	7,928.3		1,445